SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 2/29/2008
FILE NUMBER:       811-2729
SERIES NO.:        8

72DD   1 Total income dividends for which record date passed during the period (000's omitted)
         Institutional Class                                 34,214
       2 Dividends for a second class of open end company shares
         Private                                             11,488
         Personal                                               738
         Cash Management                                     20,451
         Reserve                                              1,040
         Resource                                             6,107
         Corporate                                            8,284

73A.   1 Dividends from net invesment income
         Institutional Class                                 0.0219
       2 Dividends for a second class of open end company shares
         Private                                             0.0204
         Personal                                            0.0192
         Cash Management                                     0.0215
         Reserve                                             0.0176
         Resource                                            0.0211
         Corporate                                           0.0218

74U.   1 Number of shares outstanding (000's omitted)
         Institutional Class                              2,120,138
       2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
         Private                                            543,254
         Personal                                            31,567
         Cash Management                                    951,463
         Reserve                                             85,549
         Resource                                           308,658
         Corporate                                          523,424

74V.   1 Net asset value per share (to nearest cent)
         Institutional Class                            $      1.00
       2 Net asset value per share of a second class of open-end
         company shares (to nearest cent)
         Private                                        $      1.00
         Personal                                       $      1.00
         Cash Management                                $      1.00
         Reserve                                        $      1.00
         Resource                                       $      1.00
         Corporate                                      $      1.00